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KPMG Peat Marwick                                                    Exhibit 15

Certified Public Accountants

1000 Walnut, Suite 1600
P.O. box 13127
Kansas City, MO 64199



                        INDEPENDENT ACCOUNTANTS' REPORT


The Board of Directors
Butler Manufacturing Company:

We have reviewed the condensed consolidated balance sheet of Butler Manufacturing Company and subsidiaries as of June 30, 1994 and the related condensed consolidated statements of operations and cash flows for the three-month and six month periods ended June 30, 1994 and 1993. These financial statements are the responsibility of Company's management.

We conducted our review in accordance with standards established by the American Institute of Certified Public Accountants. A review of interim financial information consists principally of applying analytical procedures to financial data and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit in accordance with generally accepted auditing standards, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

Based on our review, we are not aware of any material modifications that should be made to the condensed consolidated financial statements referred to above for them to be in conformity with generally accepted accounting principles.

We have previously audited, in accordance with generally accepted auditing standards, the consolidated balance sheet as of December 31, 1993 and the related consolidated statements of operations and retained earnings and cash flows for the year then ended (not included herein); and in our report dated February 4, 1994, we expressed an unqualified opinion on those consolidated financial statements. In our opinion, the information set forth in the accompanying condensed consolidated balance sheet as of December 31, 1993 is fairly stated in all material respects in relation to the consolidated balance sheet from which it has been derived.

                                                    /s/ KPMG Peat Marwick

July 15, 1994

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                                                                     Exhibit 15

KPMG Peat Marwick

Certified Public Accountants

1000 Walnut, Suite 1600
P.O. box 13127
Kansas City, MO 64199



The Board of Directors
Butler Manufacturing Company:

        RE:     Registration Statement No. 2-55753, 2-36370 and 2-63830

With respect to the subject registration statements, we acknowledge our awareness of the use therein of our report dated July 15, 1994 related to our review of interim financial information.

Pursuant to Rule 436(c) under the Securities Act of 1933, such report is not considered a part of a registration statement prepared or certified by an accountant or a report prepared or certified by an accountant within the meaning of Sections 7 and 11 of the Act.

                                                     /s/ KPMG Peat Marwick

Kansas City, Missouri
July 15, 1994